EXHIBIT 10.26

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of March 2, 2014 and is entered into by and among Shay Ashkenazy (the “Executive”), Nano Vibronix, Inc., a Delaware corporation (the “Company”), and its wholly-owned Israeli subsidiary, NanoVibronix Ltd., (“NanoVibronix”), a company organized under the laws of the State of Israel. The Company and NanoVibronix are referred to herein collectively as the “Companies.” The Companies and the Executive shall be referred to herein as the “Parties.”

RECITALS

Whereas, the Company desires to employ the Executive through NanoVibronix as the Chief Financial Officer (“CFO”) of both companies, and the Executive desires to be employed by the Companies as their CFO;

Whereas, the Parties desire to set forth in writing the terms and conditions of their agreement and understandings with respect to the employment of the Executive as CFO; and

Whereas, the Company and NanoVibronix hereby employ the Executive, and the Executive hereby accepts employment with the Company and NanoVibronix for the period and upon the terms and conditions contained in this Agreement.

Now, Therefore, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I.

Services to be Provided by Executive

A.                 Position and Responsibilities. The Executive shall serve the Company and NanoVibronix in the capacity of CFO and in such other capacities as the Company’s Chief Executive Officer (“CEO”) or the Board of Directors of the Company and NanoVibronix (collectively, the “Board”) may from time to time request. The Executive shall fulfill all CEO and Board instructions diligently and in a timely manner. The Executive also agrees to serve, if elected, as an officer or director of the Company, NanoVibronix or any other direct or indirect subsidiary of the Companies, in each such case at no compensation in addition to that provided for in this Agreement. The Executive acknowledges and agrees that his duties shall include travel outside of Israel as may be necessary in order to fulfill his duties hereunder, as determined by the CEO in his sole discretion. The Companies and the Executive confirm and agree that this Agreement is a personal employment contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any custom or practice of the Companies in respect of any of its other employees or contractors.

B.                 Performance. During the Executive’s employment with the Companies, the Executive shall devote on a full-time basis all of the Executive’s time, energy, skill and reasonable best efforts to the performance of the Executive’s duties hereunder in a manner that will faithfully and diligently further the business and interests of the Companies, and shall exercise reasonable best efforts to perform the Executive’s duties in a diligent, trustworthy, good faith and business-like manner, all for the purpose of advancing the business of the Companies. The Executive shall at all times act in a manner consistent with the Executive’s position.

C.                 Compliance. The Executive agrees to act in accordance with high business and ethical standards at all times. The Executive shall comply with the policies, codes of conduct, codes of ethics, written manuals and lawful directives of the Companies. The Executive shall comply with all laws of any jurisdiction in which the Companies do business. The Executive shall keep the CEO promptly and fully informed of the Executive’s conduct in connection with the business affairs of the Companies. The Executive shall report the Executive’s own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee, director, or contractor of the Companies or other person performing services on behalf of the Companies to the CEO immediately upon becoming aware of it.

ARTICLE II.

Compensation for SErvices

As compensation for all services the Executive will perform under this Agreement, the Company will pay the Executive, and the Executive shall accept as full compensation, the following:

A.                 Base Salary. Except as otherwise provided herein, during the Executive’s employment with the Companies, the Company shall pay the Executive a gross monthly salary of forty thousand new Israeli shekels (NIS40,000) (NIS480,000 annualized), (the “Base Salary”) for all services rendered by the Executive under this Agreement. The Base Salary (after deduction of applicable taxes and like payments) for each month shall be payable within nine (9) calendar days of the end of the calendar month for the preceding month, including contributions towards allocations to a manager’s insurance fund and to all fringe and benefits and/or social contributions of any kind according to this Agreement.

As the Executive is employed by the Companies in a senior managerial position involving a fiduciary relationship between the Executive and the Companies, the Work and Rest Law (5711-1951), shall not apply to the Executive or to his employment with the Companies, and the Executive shall not be entitled to any compensation in respect of such law. The Executive acknowledges that the compensation set for him under this Agreement includes compensation that would otherwise be due to the Executive pursuant to such law. The provisions of any collective bargaining agreement which exist or shall exist do not, and will not, apply to the employment of the Executive, whether such agreement was signed among the government, the General Federation of Labor and Employers organizations, or any of such parties, or whether signed by others, in relation to the field or fields of the business of the Company or NanoVibronix or in relation to the position held by or the profession of the Executive.

The Base Salary and all other benefits according to this Agreement shall be comprehensive and all-inclusive in that it shall be deemed to represent the Executive’s entire compensation for his employment and work under this Agreement, except where it is otherwise specifically set forth in this Agreement.

B.                 Bonus Plan. During the Executive’s employment with the Companies, the Executive may be eligible to participate in a bonus plan, as the Board in its sole discretion, may from time to time establish.

C.                 IPO Bonus. The Company shall pay the Executive a lump sum cash bonus equal to ten thousand U.S. dollars (U.S. $10,000), less applicable payroll deductions and tax withholdings, within five (5) business days of the closing date of the IPO, provided that the Executive is still employed by any of the Companies on the closing date of the IPO.

D.                 Equity Grant. On the pricing date of the IPO (the “Date of Grant”), the Company shall grant the Executive an option, pursuant to a separate award agreement and subject to the terms and conditions of the Company’s equity plan then-in effect, to purchase such number of shares of the Company’s common stock equal to one percent (1%) of the shares of common stock issued and outstanding on the Date of Grant (taking into account the number of shares that will be sold in the IPO and issued in connection with the IPO) (the “Option Grant”) at an exercise price equal to the public offering price in the IPO, which shall be the fair market value of the common stock on the date of grant. The Option Grant, as defined below, will be under section 102 of the Israeli Income Tax Ordinance [NEW VERSION] 5721-1961 (capital gain tax route), and for this purpose the Companies shall adopt an equity plan/an appendix to an existing equity plan for Israeli grantees, to be filed with the Israeli Tax Authorities. The Option Grant shall vest in three equal installments on each of the first, second, and third anniversary of the date of grant; provided that the Executive is employed by the Companies on the applicable vesting date. Notwithstanding the foregoing, if the Companies (or the successor in interest thereto) terminate the Executive without “cause” (as defined below) within the three (3) month period after a “change in control” (as such term is defined by the Company’s equity plan pursuant to which the Option Grant was granted), then the Option Grant shall become 100% vested and exercisable on date of the Executive’s termination of employment. For purposes of the Option Grant, “cause” shall mean (i) the Executive’s commission of a dishonest or fraudulent act in connection with his employment with the Companies, or misappropriation of the property of the Companies; (ii) the Executive’s conviction of, or plea of nolo contendere to, a felony or crime involving dishonesty; (iii) the Executive’s inattention to duties, unsatisfactory performance, or failure to perform the Executive’s duties hereunder; (iv) a substantial failure of the Executive to comply with the Companies’ policies; (v) a material and willful breach of the Executive’s fiduciary duties in any material respect; (vi) the Executive’s failure to comply in any material respect with any legal written directive of the Board; or (vii) any act or omission of the Executive which is of substantial detriment to the Companies because of the Executive’s intentional failure to comply with any statute, rule or regulation.

E.                  Company Automobile. The Company shall provide the Executive an automobile of the same class as a Mazda 3, either purchased or rented by the Company, for the Executive’s use in connection with the performance of his duties hereunder and for his reasonable personal use. The Company shall pay all maintenance, repair, and operating expenses attributable to the reasonable use of such automobile. The Executive shall be liable for all traffic or parking fines or penalties assessed on such automobile and shall reimburse the Companies for any such fines or penalties paid by the Companies, which amount the Company may deduct from other compensation payable to the Executive under this Agreement. The Executive shall return the automobile to NanoVibronix thirty (30) days from the end of employee-employer relations.

F.                  Cellular Phone and Laptop. The Company shall provide the Executive with a cellular phone and laptop for the Executive’s use in connection with the performance of his duties hereunder. The Executive shall return the cellular phone and laptop to the Company upon the end of employee-employer relations.

G.                 Expenses. The Company agrees that, during the Executive's employment, it will reimburse the Executive for out-of-pocket expenses reasonably incurred in connection with the Executive's performance of the Executive’s services hereunder, upon the presentation by the Executive of an itemized accounting of such expenditures, with supporting receipts, provided that the Executive submits such expenses for reimbursement within thirty (30) days of the date such expenses were incurred. The reimbursements shall be in compliance with the Company’s expense reimbursement policies.

H.                 Vacation. The Executive shall be entitled to twenty two (22) paid vacation days for each calendar year, except as otherwise required by law. Vacation days shall be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Companies.

I.                    Sick Leave. The Executive shall be entitled to the number of paid sick leave days as provided by applicable law. Notwithstanding the aforesaid, the Executive shall be entitled to paid sick leave from the first day of sickness.

J.                   Employee Benefits. The Executive shall be eligible to participate in any group health insurance plan, equity/equity-based incentive compensation plan, retirement plan, disability plan, group life plan, and any other benefit or welfare program or policy that is made generally available, from time to time, to other executive employees of the Companies, on a basis consistent with such participation and subject to the terms of the plan documents, as such plans may be modified, amended, terminated, or replaced from time to time by the Company, in its sole discretion.

K.                 Manager’s Insurance.

(i)                 During the term, the Company shall purchase a Manager’s Insurance Policy (the “Policy”) for the benefit of the Executive. The Company’s contributions will be no less than 13-1/3% of the Base Salary, of which 8-1/3% will be paid towards severance and 5% will be paid towards the pension savings component, and in addition, an amount required to secure at least 75% of the Base Salary or in an amount up to 2.5% of the Base Salary, the lower of the two, towards disability insurance, against a deduction from the Employee’s Base Salary equal to 5% of the Base Salary. The Executive shall be solely responsible for any tax liability related to any contribution by the Company to the Policy that exceeds the highest contribution exempted by the Israeli tax laws.

(ii)               The amounts which the Executive is entitled to receive from the Policy accruing from disbursements paid by the Company towards the Policy shall be in lieu of the severance pay portion and shall be credited against any obligation the Company may have to pay severance pay under applicable law.

(iii)             It is further agreed that such payment contribution made by the Company towards the Policy as described in this Article II.K., shall be in place of any severance payment due to the Executive under any circumstances in which the Executive shall be entitled to severance payment subject to the applicable law, including but not limited to the Severance Pay Law (1963), in accordance with the provisions of the Order published pursuant to section 14 of the Severance Pay Law (1963), as amended and as shall be amended from time to time, subject to any law or regulations (including without limitation, any restrictions on the permitted contributions such as ceilings) (the “Order”). The Order as published up to the date of this Agreement is attached to this Agreement as Appendix A. The Order is hereby adopted by the parties and forms an integral part of this Agreement.

(iv)             According to the provisions of the Order and without derogating from there, the Company waives any right it may have to recover sums from its contributions, unless the Executive 's entitlement to severance pay has been denied in a judgment under sections 16 or 17 of the Severance Pay Law (1963), unless the Executive withdraws sums from the insurance fund otherwise than in the circumstances of an “entitling event” as defined in the Order (i.e., demise, disability or retirement at the age of sixty (60) or above).

L.                  Recuperation Pay (Dmei Ha’vraa). The Executive shall be entitled to recuperation pay for the number of days as provided by applicable law.

M.                Advanced Training Fund (Keren Hishtalmut). The Company shall open and maintain an advanced training fund (the “Training Fund”) designated by the Executive for the benefit of the Executive. During the Term of Employment, the Company shall pay a sum equal to 7.5% of the Base Salary to the Training fund, and the Company shall deduct 2.5% from the Base Salary to be paid on the Executive’s behalf to the Training Fund. Use of these funds shall be in accordance with the by-laws of the Training Fund. The Executive acknowledges and understands that the Company’s contributions to the Training Fund exceeding the highest amount recognized as tax free by the Israeli tax authorities shall be deemed income of the Executive and shall be taxed accordingly, and all taxes and mandatory tax payments imposed on such additional income shall be exclusively born by the Executive.

N.                 D&O Insurance. During the Employment Term, the Companies shall maintain and provide the Executive with coverage under a directors’ and officers’ liability policy at the Companies’ expense that is at least equivalent to the coverage provided by the Companies to the active directors and active senior executives of the Companies.

O.                 Taxes. Any taxes imposed on the benefits granted to the Executive under this Article II or upon other perquisites provided by the Company to the Executive, including, without limitation, the Executive’s use of (i) the automobile purchased or rented by the Company or (ii) a cellular telephone, shall be paid solely by the Executive and such taxes may be withheld by the Company from other compensation payable to the Executive under this Agreement.

ARTICLE III.
Term; Termination

A.                 Term of Employment. The term of the Executive’s employment under this Agreement shall begin on or before April 1, 2014 (the “Effective Date”) and shall continue in effect until terminated by either party. The Executive’s employment is not for any specific term, and is “at-will”, which means it can be terminated by either party at any time, for any reason.

B.                  Termination. Either party may terminate this Agreement at any time for any reason upon sixty (60) days written notice (the “Notice Period”). The date of the Executive’s termination shall be the date stated in the notice of termination but in no event earlier than sixty (60) days following the date of such notice. Should the Company notify the Executive of the termination of this Agreement, the Company shall pay the Executive with respect to the Notice Period, his Base Salary, Deferred Base Salary and all other earned and accrued benefits to which the Executive is entitled according to this Agreement (the “Accrued Obligations”).

C.                 Survival. The Executive’s post-termination obligations in Article IV shall continue as provided in this Agreement.

D.                 Advance Notice Law. Other than as instructed in writing by the Company’s Chairman of the Board, during the Notice Period, the Executive, if so requested by the Companies, shall continue to perform his duties, cooperate with the Companies, and use his best efforts to assist in the integration into the Companies’ organization the person or persons who will assume the Executive’s responsibilities.

ARTICLE IV.
RESTRICTIVE COVENANTS

A.                 Confidentiality.

(i)                 Confidential Information. During the Executive’s employment with the Companies, the Companies shall grant the Executive otherwise prohibited access to their trade secrets and confidential information which is not known to the Companies’ competitors or within the Companies’ industry generally, which was developed by the Companies over a long period of time and/or at their substantial expense, and which is of great competitive value to the Companies, and access to the Companies’ customers and clients. For purposes of this Agreement, “Confidential Information” includes any trade secrets or confidential or proprietary information of the Companies, including, but not limited to, the following: methods of operation, products, inventions, services, processes, equipment, know-how, technology, technical data, policies, strategies, designs, formulas, developmental or experimental work, improvements, discoveries, research, plans for research or future products and services, database schemas or tables, software, development tools or techniques, training procedures, training techniques, training manuals, business information, marketing and sales methods, plans and strategies, competitors, markets, market surveys, techniques, production processes, infrastructure, business plans, distribution and installation plans, processes and strategies, methodologies, budgets, financial data and information, customer and client information, prices and costs, fees, customer and client lists and profiles, employee, customer and client nonpublic personal information, supplier lists, business records, product construction, product specifications, audit processes, pricing strategies, business strategies, marketing and promotional practices, management methods and information, plans, reports, recommendations and conclusions, information regarding the skills and compensation of employees and contractors of the Companies, and other non-public business information disclosed to the Executive by the Companies, either directly or indirectly, in writing, orally, or by drawings or observation. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement; (b) was previously rightfully known by the Executive, unless provided to him by the Companies during the discussions preceding his engagement hereunder; or (c) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

(ii)               No Unauthorized Use or Disclosure. The Executive acknowledges and agrees that Confidential Information is proprietary to and a trade secret of the Companies and, as such, is a special and unique asset of the Companies, and that any disclosure or unauthorized use of any Confidential Information by the Executive may cause irreparable harm and loss to the Companies. The Executive understands and acknowledges that the Confidential Information (a) has been developed by the Companies at significant effort and expense and is sufficiently secret to derive economic value from not being generally known to other parties, and (b) constitutes a protectable business interest of the Companies. The Executive acknowledges and agrees that the Companies own the Confidential Information. The Executive agrees not to dispute, contest, or deny any such ownership rights either during or after the Executive’s employment with the Companies. The Executive agrees to preserve and protect the confidentiality of all Confidential Information. The Executive agrees that during the period of the Executive’s employment with the Companies and after his termination from employment for any reason, the Executive shall not directly or indirectly, disclose to any unauthorized person or use for the Executive’s own account any Confidential Information without the Companies’ consent. Throughout the Executive’s employment with the Companies and thereafter: (a) the Executive shall hold all Confidential Information in the strictest confidence, take reasonable precautions to prevent its inadvertent disclosure to any unauthorized person, and follow all Company policies protecting the Confidential Information; and (b) the Executive shall not, directly or indirectly, utilize, disclose or make available to any other person or entity, any of the Confidential Information, other than in the proper performance of the Executive’s duties. Further, the Executive shall not, directly or indirectly, use the Companies’ Confidential Information to: (1) call upon, solicit business from, attempt to conduct business with, conduct business with, interfere with or divert business away from any customer, client, service provider, supplier or vendor of the Companies with whom or which the Companies conducted business; and/or (2) recruit, solicit, hire or attempt to recruit, solicit, or hire, directly or by assisting others, any persons employed by the Companies. If the Executive learns that any person or entity is taking or threatening to take any actions which would compromise any Confidential Information, the Executive shall timely advise the Companies of all facts concerning such action or threatened action. The Executive shall use all reasonable efforts to obligate all persons to whom any Confidential Information shall be disclosed by the Executive hereunder to preserve and protect the confidentiality of such Confidential Information.

(iii)             Return of Property and Information. Upon the termination of the Executive’s employment for any reason, the Executive shall immediately return and deliver to the Companies any and all Confidential Information, software, devices, cell phones, personal data assistants, credit cards, data, reports, proposals, lists, correspondence, materials, equipment, computers, hard drives, papers, books, records, documents, memoranda, manuals, e-mail, electronic or magnetic recordings or data, including all copies thereof, which belong to the Companies or relate to the Companies’ business and which are in the Executive’s possession, custody or control, whether prepared by the Executive or others. If at any time after termination of the Executive’s employment the Executive determines that the Executive has any Confidential Information in the Executive’s possession or control, the Executive shall return to the Companies all such Confidential Information in the Executive’s possession or control, including all copies and portions thereof as soon as possible.

B.                 Restrictive Covenants. In consideration for (i) the Companies’ promise to provide Confidential Information to the Executive; (ii) the substantial economic investment made by the Companies in the Confidential Information and goodwill of the Companies, and/or the business opportunities disclosed or entrusted to the Executive, (iii) access to the Companies’ customers and clients, and (iv) the Companies’ employment of the Executive pursuant to this Agreement and the compensation and other benefits provided by the Companies to the Executive, to protect the Companies’ Confidential Information and business goodwill of the Companies, the Executive agrees to the following restrictive covenants.

(i)                 Non-Competition. The Executive agrees that during the Restricted Period (defined below), other than in connection with the Executive’s duties under this Agreement (including, without limitation, services to affiliates of the Companies), the Executive shall not, and shall not use any Confidential Information to, without the prior written consent of the Companies, directly or indirectly, either individually or as a principal, partner, stockholder, manager, agent, consultant, contractor, distributor, employee, lender, investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, become employed by, control, manage, carry on, join, lend money for, operate, engage in, establish, perform services for, invest in, solicit investors for, consult for, do business with or otherwise engage in any Competing Business (defined below) within the Restricted Area (defined below). Notwithstanding the restrictions contained in this Article IV.B.(i), the Executive may own an aggregate of not more than five percent (5%) of the outstanding stock of any class of any corporation engaged in a Competing Business, if such stock is listed on a national securities exchange in the United States (or a comparable exchange in a foreign jurisdiction) or regularly traded in the over-the-counter market by a member of a national securities exchange in the United States, without violating the provisions of Article IV.B.(i); provided, however, that the Executive does not have the power, directly or indirectly, to control or direct the management or affairs of any such corporation and is not involved in the management of such corporation.

For purposes of this Agreement:

(a)                “Restricted Period” means during the Executive’s employment with the Companies and for a period of eighteen (18) months immediately following the date of the Executive’s termination from employment for any reason.

(b)               As CFO of the Companies, the Executive has responsibility for the Companies’ operations throughout the United States and Israel. Because the Companies shall do business throughout the United States and Israel, the “Restricted Area” means (i) the United States; (ii) Israel; and (iii) any other geographic area(s) for which the Executive had any responsibility or about which the Executive received Confidential Information at any time during the one (1)-year period before the end of the Executive’s employment.

(c)                “Competing Business” means any business, individual, partnership, firm, corporation or other entity that is competing or that is preparing to compete with any aspect of the Companies’ business, i.e., the development and commercialization of noninvasive biological response-activating devices that target wound healing and pain therapy and any other business the Companies conducted during the Executive’s employment with the Companies or prepared to conduct and is conducting during such eighteen (18) month period.

(ii)               Non-Solicitation. The Executive agrees that during the Restricted Period, other than in connection with the Executive’s duties under this Agreement, the Executive shall not, and shall not use any Confidential Information to, directly or indirectly, either as a principal, manager, agent, employee, consultant, officer, director, stockholder, partner, investor or lender or in any other capacity, and whether personally or through other persons:

(a)                Solicit business from, interfere with, induce, attempt to solicit business with, interfere with, induce or do business with any actual or prospective customer, client, service provider, supplier or vendor of the Companies with whom the Companies did business or who the Companies solicited within the preceding two (2) years, and who or which: (1) the Executive contacted, called on, serviced or did business with during the Executive’s employment with the Companies; (2) the Executive learned of as a result of the Executive’s employment with the Companies; or (3) about whom the Executive received Confidential Information. This restriction applies only to business which is in the scope of services or products provided by the Companies or any affiliate thereof; or

(b)               Solicit, induce or attempt to solicit or induce, engage or hire, on behalf of the Executive or any other person or entity, any person who is an employee or who was employed by the Companies within the preceding twelve (12) months or who is or was a consultant of the Companies within the preceding twelve (12) months who specializes in the scope of services or products provided by the Companies or any affiliate thereof.

(iii)             Non-Disparagement. The Executive shall refrain, both during and after the Executive’s employment terminates, from publishing any oral or written statements about the Companies or any of the Companies’ directors, managers, officers, employees, consultants, agents or representatives that (a) are slanderous, libelous or defamatory; or (b) place the Companies or any of their directors, managers, officers, employees, consultants, agents or representatives in a false light before the public. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded to the Companies under this provision are in addition to any and all rights and remedies otherwise afforded by law.

C.                 Works.

(i)                 Assignment of Work Product. For the purposes of this Agreement, the term “Work Product” shall mean, collectively, all work product, information, inventions, original works of authorship, ideas, know-how, processes, designs, computer programs, photographs, illustrations, developments, trade secrets and discoveries, including improvements thereto, and all other intellectual property, including patents, trademarks, copyrights and trade secrets, that the Executive conceives, creates, develops, makes, reduces to practice, or fixes in a tangible medium of expression, either alone or with others that (a) relates in any manner to the previous, existing or significantly contemplated business, work, or investigations of the Companies; (b) is or was suggested by, has resulted or will result from, or has arisen or will arise out of any work that the Executive has done or may do for or on behalf of the Companies; (c) has resulted or will result from or has arisen or will arise out of any materials or Confidential Information that may have been disclosed or otherwise made available to the Executive as a result of duties assigned to the Executive by the Companies; or (d) has been or will be otherwise made through the significant use of the Companies’ time, information, facilities, or materials, even if conceived, created, developed, made, reduced to practice, or fixed during other than working hours. Following the termination of the Executive’s employment for any reason, the Executive agrees that to make full written disclosure to the Companies of all Work Product conceived, created, developed, made, reduced to practice, or fixed in a tangible medium of expression during the period of the Executive’s employment with the Companies. The Executive hereby assigns and shall be deemed to have assigned to the Companies or their designee, all of the Executive’s right, title, and interest in and to any and all Work Product conceived, created, developed, made, reduced to practice, or fixed in a tangible medium of expression during the period of the Executive’s employment with the Companies. The Executive further acknowledges that all original works of authorship that have been or will be made or fixed in a tangible medium of expression by the Executive (solely or jointly with others) within the scope of the Executive’s employment with the Companies that are protectable by copyright are “Works Made for Hire,” as that term is defined in the United States Copyright Act. The Executive understands and agrees that the decision whether or not to commercialize or market any Work Product is within the Companies’ sole discretion and for the Companies’ sole benefit, and that no royalty will be due to the Executive as a result of the Companies’ efforts to commercialize or market any such Work Product.

(ii)               Maintenance of Records. The Executive agrees to keep and maintain adequate and current electronic records of all Work Product made by the Executive (solely or jointly with others) during the term of the Executive’s employment with the Companies. The records will be available to and remain the sole property of the Companies during the Executive’s employment with the Companies and at all times thereafter.

(iii)             Patent and Copyright Registrations. The Executive agrees to assist the Companies, or their designee, at the Companies’ expense, in every proper way to secure the Companies’ rights in Work Product in any and all countries, including the disclosure to the Companies of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, affidavits, and all other instruments which the Companies shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Companies, their successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Work Product. The Executive further agrees that the Executive’s obligation to execute or cause to be executed, when it is in the Executive’s power to do so, any such instrument or papers shall continue after the termination of this Agreement. The Companies will reimburse the Executive for any reasonable documented expenses incurred with respect to fulfilling his obligation under this section IV.C(iii).

D.                 Business Opportunities. The Executive assigns and agrees to assign without further compensation to the Companies and their successors, assigns or designees, all of the Executive’s right, title and interest in and to all Business Opportunities (defined below), and further acknowledges and agrees that all Business Opportunities constitute the exclusive property of the Companies. The Executive shall present all Business Opportunities to the Board, and shall not exploit a Business Opportunity apart from the Companies without the prior written approval of the Board. For purposes of this Agreement, “Business Opportunities” means all business ideas, prospects, or proposals pertaining to any aspect of the Companies’ business, which includes, but is not limited to, the development and commercialization of PainShieldTM, WondShieldTM, UroShieldTM, NG-ShieldTM, patch based medical products, therapeutic ultrasound and catheter based products, and any other business the Companies conducted, prepared to conduct, or significantly contemplated conducting during the Executive’s employment with the Companies, which are developed by the Executive or originated by any third party and brought to the attention of the Executive, together with information relating thereto. For the avoidance of doubt, this Article IV.D is not intended to limit or narrow the Executive’s duties or obligations under federal or state law with respect to corporate opportunities.

E.                  Remedies. The Executive acknowledges that the restrictions contained in Article IV of this Agreement, in view of the nature of the Companies’ business and the Executive’s position with the Companies, are reasonable and necessary to protect the Companies’ legitimate business interests and that any violation of Article IV of this Agreement may result in irreparable injury to the Companies. In the event of a breach by the Executive of Article IV of this Agreement, then the Companies shall be entitled to a temporary restraining order and injunctive relief restraining the Executive from the commission of any breach. Such remedies shall not be deemed the exclusive remedies for a breach or threatened breach of this Article IV but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Executive, the Executive’s agents, any future employer of the Executive, and any person that conspires or aids and abets the Executive in a breach or threatened breach of this Agreement.

F.                  Reasonableness. The Executive hereby represents to the Companies that the Executive has read and understands, and agrees to be bound by, the terms of this Article IV. The Executive acknowledges that the geographic scope and duration of the covenants contained in this Article IV are fair and reasonable in light of (i) the nature and wide geographic scope of the operations of the Companies’ business; (ii) the Executive’s level of control over and contact with the business in the Restricted Area; and (iii) the amount of compensation, trade secrets and Confidential Information that the Executive is receiving in connection with the Executive’s employment by the Companies. It is the desire and intent of the Parties that the provisions of Article IV be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and therefore, to the extent permitted by applicable law, the Executive and the Companies hereby waive any provision of applicable law that would render any provision of Article IV invalid or unenforceable.

G.                 Reformation. The Companies and the Executive agree that the foregoing restrictions set forth in Article IV are reasonable under the circumstances and that any breach of the covenants contained in Article IV may cause irreparable injury to the Companies. The Executive understands that the foregoing restrictions may limit the Executive’s ability to engage in certain businesses anywhere in or involving the Restricted Area during the Restricted Period, but acknowledges that the Executive shall receive Confidential Information and trade secrets, as well as sufficiently high remuneration and other benefits as an employee of the Companies to justify such restrictions. If any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the Parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the Companies and the Executive intend to make this provision enforceable under the law or laws of all applicable jurisdictions so that the entire agreement not to compete and this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.

H.                 No Previous Restrictive Agreements. The Executive represents that, except as disclosed in writing to the Companies, the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the Executive’s employment with the Companies or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that the Executive’s performance of all the terms of this Agreement and the Executive’s work duties for the Companies do not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Executive in confidence or in trust prior to the Executive’s employment with the Companies. The Executive shall not disclose to the Companies or induce the Companies to use any confidential or proprietary information or material belonging to any previous employer or others.

ARTICLE V.
Miscellaneous Provisions

A.                 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Israel. Venue of any litigation arising from this Agreement or any disputes relating to the Executive’s employment shall exclusively be in the Tel-Aviv Regional Labor Court. The Executive consents to personal jurisdiction of the Tel-Aviv Regional Labor Court for any dispute relating to or arising out of this Agreement or the Executive’s employment, and the Executive agrees that the Executive shall not challenge personal or subject matter jurisdiction in such courts.

B.                 Cooperation. After the termination of the Executive’s employment, the Executive agrees to cooperate and provide reasonable assistance, at the request of the Companies, in the transitioning of the Executive’s job duties and responsibilities, and any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which the Executive worked on or had responsibility during the Executive’s employment with the Companies. The Executive also agrees to be reasonably available to the Companies or their representatives to provide general advice or assistance as requested by the Companies. This includes, but is not limited to, testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Companies in connection with any investigation, claim or suit, and cooperating with the Companies regarding any investigation, litigation, claims or other disputed items involving the Companies that relate to matters within the knowledge or responsibility of the Executive. Specifically, the Executive agrees (i) to meet with the Companies’ representatives, their counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding the same to any court, agency or other adjudicatory body; (iii) to provide the Companies with immediate notice of contact or subpoena by any non-governmental adverse party as to matters relating to the Companies; and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives; provided, however, that the Companies shall reimburse the Executive for all reasonable expenses incurred in providing the cooperation outlined in subsections (i) and (ii) above.

C.                 Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way or manner be construed as a part of this Agreement.

D.                 Severability. In the event that any court of competent jurisdiction holds any provision in this Agreement to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected or invalidated and shall remain in full force and effect.

E.                  Reformation. In the event any court of competent jurisdiction holds any restriction in this Agreement to be unreasonable and/or unenforceable as written, the court may reform this Agreement to make it enforceable, and this Agreement shall remain in full force and effect as reformed by the court.

F.                  Entire Agreement. This Agreement constitutes the entire agreement between the Parties, and fully supersedes any and all prior agreements, understanding or representations between the Parties pertaining to or concerning the subject matter of this Agreement, including, without limitation, the Executive’s employment with the Companies. No oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all parties to this Agreement. The Executive acknowledges and represents that in executing this Agreement, the Executive did not rely on, has not relied on, and specifically disavows any reliance on any communications, promises, statements, inducements, or representation(s), oral or written, by the Companies, except as expressly contained in this Agreement. The Parties represent that they relied on their own judgment in entering into this Agreement.

G.                 Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect. The breach by one party to this Agreement shall not preclude equitable relief or the obligations in Article IV.

H.                 Modification. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Companies and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

I.                    Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns. The Parties may not assign this Agreement to a third party. However, the Companies may assign their rights, together with their obligations hereunder, to any affiliate and/or subsidiary of the Companies or any successor thereto or any purchaser of substantially all of the assets of the Companies.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Companies and the Executive have caused this Agreement to be executed on the date first set forth above, to be effective as of the Effective Date.

EXECUTIVE:

/s/ Shay Ashkenazy

Shay Ashkenazy

COMPANY:

Nano Vibronix, INC.

By:	/s/ Ophir Shahaf
	Name:	Ophir Shahaf
	Title:	CEO

NANOVIBRONIX:

NanoVibronix LTD.

By:	/s/ Ophir Shahaf
	Name:	Ophir Shahaf
	Title:	CEO

Appendix A

General Order and Confirmation Regarding Payments of Employers to Pension Funds and Insurance Funds instead of Severance Pay

Pursuant to the power granted to me under section 14 of the Severance Pay Law 5723-1963 (“Law”) I hereby confirm that payments paid by an employer, commencing the date hereof, to an employee’s comprehensive pension fund into a provident fund which is not an insurance fund, as defined in the Income Tax Regulations (Registration and Management Rules of a Provident Fund) 5724-1964 (“Pension Fund”), or to a Manager’s Insurance Fund that includes the possibility of an allowance or a combination of payments to an Allowance Plan and to a plan which is not an Allowance Plan in an Insurance Fund (“Insurance Fund”), including payments which the employer paid by combination of payments to a Pension Fund and to an Insurance Fund whether there exists a possibility in the Insurance Fund to an allowance plan (“Employer Payments”), will replace the severance pay that the employee is entitled to for the salary and period of which the payments were paid (“Exempt Wages”) if the following conditions are satisfied:

(1) Employer Payments –

(A) for Pension Funds are not less than 14.33 % of the Exempt Wages or 12% of the Exempt Wages, if the employer pays for his employee an additional payment on behalf of the severance pay completion for a providence fund or Insurance Fund at the rate of 2.33% of the Exempt Wages. If an employer does not pay the additional 2.33% on top of the 12%, then the payment will constitute only 72% of the Severance Pay.

(B) to the Insurance Fund are not less than one of the following:

(1) 13.33% of the Exempt Wages if the employer pays the employee additional payments to insure his monthly income in case of work disability, in a plan approved by the Supervisor of the Capital Market, Insurance and Savings in the Finance Ministry, at the lower of, a rate required to insure 75% of the Exempt Wages or 2.5% of the Exempt Wages (“Disability Payment”).

(2) 11% of the Exempt Wages if the employer pays an additional Disability Payment and in this case the Employer Payments will constitute only 72% of the employee’s severance pay; if, in addition to the abovementioned sum, the employer pays 2.33% of the Exempt Wages for the purpose of Severance Pay completion to providence fund or Insurance Funds, the Employer Payments will constitute 100% of the severance pay.

(2) A written agreement must be made between the employer and employee no later than 3 months after the commencement of the Employer Payments that include –

(A) the agreement of the employee to the arrangement pursuant to this confirmation which details the Employer Payments and the name of the Pension Fund or Insurance Fund; this agreement must include a copy of this confirmation;

(B) an advanced waiver of the employer for any right that he could have to have his payments refunded unless the employee’s right to severance pay is denied by judgment according to sections 16 or 17 of the Law, and in case the employee withdrew monies from the Pension Fund or Insurance Fund not for an Entitling Event; for this matter, Entitling Event or purpose means death, disablement or retirement at the age of 60 or over.

(3) This confirmation does not derogate from the employee’s entitlement to severance pay according to the Law, Collective Agreement, Extension Order or personal employment agreement, for any salary above the Exempt Wages.